Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the use in this Amendment No 2 to Registration Statement No. 333-148201 of our report dated March 31, 2008 (which report expresses an unqualified opinion on the combined financial statements of Verso Paper One Corp. (which has been renamed Verso Paper Corp.), Verso Paper Two Corp., Verso Paper Three Corp., Verso Paper Four Corp., and Verso Paper Five Corp., (collectively the “Company”) (“Successor”) and includes an explanatory paragraph relating to Verso Paper Corp.’s change in accounting policy to adopt Statement of Financial Accounting Standard No. 158 and to the acquisition of the predecessor business and expresses an unqualified opinion on the combined financial statements of the Coated and Supercalendered Papers Division of International Paper Company (“Predecessor”) and includes an explanatory paragraph referring to the preparation of the combined financial statements from separate records maintained by the Coated and Supercalendered Papers Division of International Paper Company and the International Paper Company and that the combined financial statements may not be indicative of the conditions that would have existed or the results of operations if the Coated and Supercalendered Papers Division of International Paper Company had operated as an unaffiliated entity, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Selected Historical Combined Financial Data” and “Experts” in such Prospectus.

Our audits of the combined financial statements referred to in our aforementioned report also included the financial statement schedule listed in Item 16. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

March 31, 2008